Exhibit 10.17

SELINA HOLDING COMPANY, SE

(the “Company”)

AMENDED AND RESTATED

2018 GLOBAL EQUITY INCENTIVE PLAN

This plan, as amended from time to time, shall be known as the “Selina Holding Company, SE Amended and Restated 2018 Global Equity Incentive Plan” (the “Plan”).

1.	DEFINITIONS

For the purpose this Plan and any related documents, including without limitation the Grant Notification Letter (as defined below), the following definitions shall apply:

(a)

“Affiliate” of a Person means any Person which is controlled by, under common control with, or controlling, such Person, and in the case of an individual—a child, parent, sibling or trustee of such individual; and “control” for the purpose hereof shall mean the effective ability to control the operations of a Person or the beneficial holding, directly or indirectly, of at least 50% of the voting power in a corporation or the right to appoint at least 50% of the directors or members of a similar body having a similar function in a corporation.

(b)	“Articles” - means the Company’s Articles of Association, charter or similar document, as it may be amended from time to time.

(c)	“Award” - means, individually or collectively, a grant under the Plan of Options, Restricted Shares, or Other Share-Based Awards.

(d)	“Board” - means the Board of Directors of the Company.

(e)	“Cause” - means, unless otherwise set forth in the applicable Grant Notification Letter, any of the following:

1.1

commission of any act or omission that could result in indictment for, conviction of or plea of no contest to, any crime involving moral turpitude or affecting the Company or any of its Affiliates or any felony;

1.2

any refusal to carry out a reasonable directive of the chief executive officer, the Board or the Participant’s direct supervisor, as applicable, which involves the business of the Company or any of its Affiliates and was capable of being lawfully performed;

1.3	embezzlement or misappropriation of funds of the Company or any of its Affiliates;

1.4

any breach of the Participant’s fiduciary duties or duties of care to the Company or any of its Affiliates, including without limitation disclosure of confidential information or trade secrets of the Company or any of its Affiliates;

1.5	any conduct, act or omission (other than in good faith) which is reasonably determined by the Board to be materially detrimental to the Company or any of its Affiliates;

1.6

any event or circumstance that constitutes “Cause” (or similarly defined term) as such term is or may be defined under the Participant’s written employment, service or other engagement agreement with the Company or any of its Affiliates or any other event or circumstance upon which the Participant’s employment or engagement can be terminated by the Company or any of its Affiliates immediately without notice or payment in lieu of notice; and/or

1.7

with respect to any Participant who is entitled to severance or similar pay under applicable law, should circumstances arise as a result of which the Participant’s employment with the Company and/or any of its Affiliates, to the extent applicable, is or may be terminated without severance or similar pay.

For the avoidance of any doubt, it is hereby clarified that in any event of conflict between the definition of the term “Cause” in this Plan and the definition of the term “Cause” in a Participant’s written employment, service or other engagement agreement, the definition in this Plan shall prevail in connection with the Award, the Grant Notification Letter and this Plan.

(f)

“Committee” - means a designated share option compensation or other committee which is empowered by the Board to administer this Plan, if so appointed by the Board, which shall consist of members of the Board only.

(g)	“Date of Grant” - means the date of grant of an Award, as determined by the Board, and set forth in the Participant’s Grant Notification Letter.

(h)

“Disability” shall mean the inability, due to illness, injury or mental condition to engage in any gainful occupation for which an individual is qualified by education, training or experience, and such condition continues for at least three (3) consecutive months or six (6) months in any twelve (12)-month period.

(i)	“Employee” - means a person who is employed by the Company or any Affiliate thereof.

(j)

“Equity Restructuring” - means a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, reduction in capital, capitalization, rights offering or recapitalization through a large, non-recurring cash dividend, that affects the Shares (or other securities of the Company) and causes a change in the per share value of the Shares.

(k)	“Exercise Price” - means the price required to be paid by a Participant in connection with the exercise of an Option.

(l)	“Expiration Date” - means the date upon which an Option shall expire, as set forth in Section 8.2 of this Plan.

(m)	“Fair Market Value” - means, with respect to a certain date, the value of a Share determined as follows:

(i)

if the Shares are listed on any established share exchange or a national market system, including without limitation the NASDAQ National Market system, or the NASDAQ SmallCap Market of the NASDAQ Share Market, or the Tel Aviv Stock Exchange, the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in the Wall Street Journal, or such other source as the Board deems reliable;

(ii)

if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low ask prices for the Shares on the last market trading day prior to the day of determination; or

(iii)	in the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in by the Board (and such determination shall be final and binding on all Persons).

(n)

“Grant Notification Letter” - means a document to be signed between the Company and a Participant that sets out and informs the Participant of the terms and conditions of the grant of an Award to such Participant.

(o)

“IPO” - means the admission of all or any of the shares in the capital of the Company or securities representing those shares (including without limitation depositary interests, American depositary receipts, American depositary shares and/or other instruments) to or the grant of permission by any like authority for the same to be traded or quoted on the Nasdaq Stock Market of the NASDAQ OMX Group Inc. or on the Official List of the United Kingdom Listing Authority or on the AIM Market operated by the London Stock Exchange Plc or any other recognized investment exchange.

(p)	“Non-Employee” - means a non-employee director, consultant, advisor or service provider of the Company or any Affiliate thereof.

(q)	“Option” - means an option to purchase one or more Shares of the Company pursuant to this Plan.

(r)

“Other Share-Based Awards” means other Awards of Shares, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (including, without limitation, restricted stock units and stock appreciation rights).

(s)	“Participant” - means a Person (Employee or Non-Employee) who receives or holds an Award under this Plan.

(t)

“Person” - means any natural person, company, corporation, limited liability company, partnership, business or other trust, join stock company, unincorporated association, joint venture or other entity.

(u)	“Plan Shares” - means Shares that were issued pursuant to any Award granted under this Plan.

(v)	“Restricted Share(s)” - means Shares awarded to a Participant pursuant to Section 9 hereof that are subject to certain vesting conditions and other restrictions.

(w)	“Share(s)” - means the voting ordinary shares of $0.01 each in the capital of the Company having the rights set out in the Shareholders Agreement and the Articles.

(x)

“Shareholders Agreement” - means the Subscription and Shareholders’ Agreement related to Selina Holding Company, SE by and between the Company, Selina Hospitality Operations Mexico, S.A. de C.V., Selina Operation One (1), S.A., Ronald Cohen and certain other investors and shareholders, dated as of April 6, 2019 and amended and restated on June 7, 2019, as amended from time to time.

(y)

“Sub-Plan” - means any supplements or sub-plans to this Plan adopted by the Board, applicable to Participants employed or otherwise engaged in a certain country or region or subject to the laws of a certain country or region, as deemed by the Board to be necessary or desirable to comply with the laws of such country or region, or to accommodate the tax policy or custom thereof, which, if and to the extent applicable to any particular Participant, shall constitute an integral part of this Plan.

(z)	“Successor Company” - means any entity into or with which the Company is merged or by which the Company is acquired, pursuant to a Transaction in which the Company is not the surviving entity.

(aa)

“Termination of Participant’s Employment or Service” and/or “Termination Date” shall be considered as the actual termination date (i.e., the last day) of the applicable engagement of the Participant by and the Participant’s relationship with the Company and its Affiliates, such that the Participant is no longer engaged with or by either the Company and/or its Affiliates, nor is serving as a director in those entities. For the avoidance of any doubt any reference to termination in this Plan (and for the purpose mentioned herein and therein) shall also include the resignation by the Participant from his engagement with, or by, as applicable, the Company and/or the applicable Affiliate and/or that the Participant ceases to serve as a director in those entities and/or any other action the consequence of which is that the Participant ceases to render his services (as Employee and/or Non-Employee) to the above entities. Notwithstanding anything to the contrary mentioned above, a Participant shall not cease to be engaged (as an Employee and/or Non-Employee, as applicable) only due to the transfer of such Participant’s employment or provision of services, as the case may be, among the Company and its Affiliates.

(bb)	“Transaction” - means each of the following:

(i)

a merger, consolidation, acquisition or reorganization of the Company with, by or into one or more other entities in which the Company is not the surviving entity, and as a result of which the shareholders of the Company prior to such event do not own, immediately following such event, more than 50% of the voting power in the Successor Company;

(ii)

a sale of all, or substantially all, of the assets of the Company or a transfer (or a cancellation and re-issue pursuant to a scheme of arrangement) of the Company’s shares representing at least 50% of the voting power of the Company, in one transaction or a series of related transactions, to another Person other than to a wholly owned subsidiary of the Company or for a change of domicile;

(iii)	an IPO; or

(iv)	such other unusual or nonrecurring transaction or event affecting the Company or any of its Affiliates specified in writing by the Board as a “Transaction.”

Notwithstanding the aforesaid, the Board may determine that a transaction or event that falls within the aforesaid definition will not be considered a “Transaction” for the purpose of the Plan and any Award granted hereunder.

(cc)	“Vested Option” - means a portion of an Option which has already become vested and exercisable according to its Vesting Dates or otherwise.

(dd)

“Vesting Dates” - means, with respect to an Award, as determined by the Board, the date as of the Award or part of the Award becomes vested, as set forth in Section 12 of this Plan and in the Participant’s Grant Notification Letter.

2.	PURPOSE OF THIS PLAN

2.1	The purpose of this Plan is to foster and promote the long-term financial success of the Company and its Affiliates and increase shareholder value by:

(i)

encouraging and providing for the acquisition of an ownership interest in the Company by eligible Employees and Non-Employees in order to stimulate the active interest of such Persons in the development and financial success of the Company and encourage the sense of proprietorship of such Persons in the Company; and

(ii)

enabling the Company and its Affiliates to attract and retain the services of an outstanding management team and other qualified and dedicated Employees and Non-Employees upon whose judgment, interest and special effort the successful conduct of the Company’s, or its Affiliates’, operations is largely dependent.

2.2	Awards under this Plan shall only be issued to Participants subject to the applicable law in their respective country of residence for tax purposes or any other purpose, as the case may be.

3.	ADMINISTRATION

3.1

The Board shall have the power and authority, in its sole discretion but subject to and not inconsistent with the express provisions of this Plan, to administer this Plan and to exercise all the powers and authorities specifically granted to it under this Plan, as necessary and advisable in the administration of this Plan. To the extent permitted under the provisions of this Plan, the Articles and any applicable law, the Board may delegate any or all of its powers and authorities granted to it under this Plan to the Committee, in which case, any reference to the “Board” in the Plan with respect to the rights so delegated shall be construed as reference to the “Committee”.

Notwithstanding the above (or otherwise herein) to the contrary, the Board shall automatically have residual authority: (i) if no Committee shall be constituted; (ii) if such Committee shall cease to operate for any reason; or (iii) with respect to rights not delegated by the Board to the Committee. In each such case, all references in this Plan to Committee shall be treated as references to the Board. It is hereby clarified that any authority granted by the Board to a Committee shall be available also to the Board, which shall not be restricted from exercising such authority (and in such case, any relevant reference to the Committee shall be deemed as a reference to the Board). In any contradiction between the decision of the Committee and of the Board, the position/resolution of the Board shall prevail.

The authorities of the Board and the Committee with respect to the administration of the Plan shall also apply with respect to any related Sub-Plan, mutatis mutandis.

3.2

The Committee, if appointed, shall select one of its members as its Chairman and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.3	Subject to applicable law, the Board shall have the full power and authority to:

(i)	designate Participants;

(ii)

determine the terms and provisions of each Award (which do not have to be identical) and the respective Grant Notification Letters, including, but not limited to, the type of Award to be granted to each Participant, the number of Shares to be covered by each Award so granted, and provisions concerning the time and the extent to which the Awards may vest, settle and/or become exercisable, as applicable (including the Vesting Dates thereof);

(iii)	determine, where applicable, the Fair Market Value of the Shares covered by each Award;

(iv)	designate the type of Award and the desired tax regime applicable thereto;

(v)	subject to Section 17.3 below, alter any restrictions and conditions of any Award or Shares subject to any Award;

(vi)	interpret the provisions and supervise the administration of this Plan;

(vii)	accelerate the right of a Participant to exercise, in whole or in part, any previously granted Option;

(viii)	determine the Exercise Price of the Option;

(ix)

determine the effects upon the vesting, termination or expiration of any Award in the case of: (a) any Participant who is employed by an entity that ceases to be an Affiliate of the Company (whether due to a spin-off or otherwise), (b) any transfer of a Participant between locations of employment with the Company or an Affiliate, (c) any leave of absence of a Participant, (d) any change in a Participant ‘s status from an Employee to Non-Employee, or vice versa, (e) any increase or decrease in the scope of engagement of a Participant, and (f) any Participant who ceases his engagement with the Company or an Affiliate but becomes engaged by a partnership, joint venture, corporation or other entity which is not an Affiliate;

(x)	prescribe, amend and rescind rules and regulations relating to this Plan and determine any other matter which is necessary or desirable for, or incidental to, the administration of the Plan;

(xi)

adopt Sub-Plans, including without limitation the determination, if the Board sees fit to so determine, that to the extent any terms of such Sub-Plan are inconsistent with the terms of this Plan, the terms of such Sub-Plan shall prevail; and

(xii)	take all other actions and make all other determinations deemed necessary or advisable for the administration of this Plan and/or any Sub-Plan.

3.4

Without limiting the foregoing, the Board shall have the authority to grant, at its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having an Exercise Price equal to, lower than or higher than the Exercise Price of the original Option so surrendered and canceled and containing such other terms and conditions, or to change the Exercise Price as the Board may prescribe in accordance with the provisions of this Plan and any applicable Sub-Plan.

3.5

Subject to the Articles, all decisions and selections made by the Board or the Committee pursuant to the provisions of this Plan and any applicable Sub-Plan shall be made by a majority of its members except that no member of the Board or Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or Committee relating to any Award to be granted to that member. Any decision reduced to writing shall be executed in accordance with the provisions of the Articles and any applicable law, as the same may be in effect from time to time.

3.6

The interpretation and construction by the Board (or its delegate) of any provision of this Plan or of any Grant Notification Letter thereunder shall be final and conclusive. Without derogating from the foregoing, the Board and its delegate(s) may take any action or decision with respect to a specific Participant, and such decision or action shall not affect the remaining Participant s.

3.7

Subject to the Articles, applicable law and the Company’s decision, and to all approvals legally required, each member of the Board and the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by such member or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with this Plan and/or Sub-Plan(s) unless arising out of such member’s own fraud, gross negligence or bad faith. The indemnification hereunder shall be in addition to any rights of indemnification the member of the Board and the Committee may have as a director of the Company or otherwise under the Articles, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

4.	DESIGNATION OF PARTICIPANTS

4.1

The Persons eligible for participation in this Plan (and any applicable Sub-Plan) shall include any Employees and/or Non-Employees of the Company and/or of any Affiliate. The identities of the Participants will be determined by the Board.

4.2

The grant of an Award hereunder shall neither entitle the Participant to participate, nor disqualify the Participant from participating, in any other grant of Awards pursuant to this Plan (and any applicable Sub-Plan) or any other option or equity-based incentive plan of the Company or any of its Affiliates.

5.	SHARES RESERVED FOR THIS PLAN; RESTRICTION THEREON

5.1

3,576,469 authorized but unissued Shares shall be reserved for the purpose of allocations to Participants hereunder (the “Pool”), and such number of Shares may be increased or decreased by the Board from time to time, subject to adjustments as set forth in Section 7 below. Any Shares which remain unissued and which are not subject to any outstanding Awards at the termination or expiration of this Plan, shall cease to be reserved for the purpose of this Plan (and any related Sub-Plan), but until the termination of this Plan the Company shall, at all times, reserve sufficient number of Shares to meet the requirements of this Plan. Should any Award expire, terminate, be cancelled for any reason prior to its exercise, be forfeited or be repurchased for cost, in whole or in part, the Share(s) underlying the expired, terminated, cancelled, forfeited or repurchased portion of such Award shall revert to the Pool and may again be subjected to an Award under this Plan (including any Sub-Plan(s)), if any.

5.2

Each Award granted pursuant to this Plan, shall be evidenced by a written Grant Notification Letter between the Company and the Participant, in such form as the Board shall approve from time to time. Each Grant Notification Letter shall state, among other matters, the number of Shares to which the Award relates, the type of Award granted thereunder, the Vesting Dates, the Exercise Price per Share and the Expiration Date for Awards of Options and such other terms and conditions as the Board, in its sole discretion, may prescribe, provided that they are consistent with this Plan (and any related and applicable Sub-Plan).

5.3

The Board, at its sole discretion, may require that, until the consumation of a Transaction, any Plan Shares shall be voted by Rafael Museri or Daniel Rudasevski as attorney for the Participant pursuant to the power of attorney (the “Proxy Holder”), in the form to be attached to the Grant Notification Letter or otherwise as the Board determines and to provide for the power of such Proxy Holder to act, instead of the Participant and on the Participant’s behalf, with respect to any and all aspects of the Participant’s shareholdings in the Company (including, without limitation, any actions or rights pursuant to the Shareholders Agreement). The Proxy Holder shall vote (to the extent any such voting right exists) the Plan Shares and/or provide a consent (to the extent such consent is required) and/or execute any written instruments relating to the Plan Shares at the sole discretion of the Proxy Holder. The Proxy Holder shall be indemnified and held harmless by the Company and the Participant, jointly and not severely, against any cost or expense (including counsel fees) reasonably incurred by the Proxy Holder, or any liability (including any sum paid in settlement of a claim, with the approval of the Company) arising out of any act or omission to act in connection with the voting of such Proxy, unless arising out of the Proxy Holder’s fraud, gross negligence or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the Proxy Holder may have as a director of the Company or otherwise under the Articles, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

5.4

Unless otherwise determined by the Committee, all of the Plan Shares issued pursuant to any Option shall entitle the Participant to the rights attached to the Shares of the Company, including the right to receive dividends with respect thereto, subject to the provisions of the Plan, any applicable Sub-Plan and/or any other restriction stipulated in the Grant Notification Letter.

5.5

For the avoidance of any doubt, no Participant shall be deemed for any purpose whatsoever to be a shareholder of the Company before the issuance and allotment of Plan Shares to such Participant and shall have no rights or privileges as a shareholder of the Company, nor shall the Participants be deemed to be a class of shareholders, or creditors, of the Company.

5.6

Following the date of adoption of the Plan, the Company may effect the transfer to one or more of its Affiliate all of the share capital of DHRE S.A, a Panamanian company with microfiche number 791571 (“DHRE”), so that following such transfer, the shares and assets of DHRE shall no longer be owned or be part, directly or indirectly, of the assets of the Company for any intent or purpose. Following the transfer, neither the Company’s shareholders (unless resolved otherwise by the Board) nor, for the removal of doubt, the Participants (unless expressly stated otherwise in a Grant Notification Letter), shall have any right to or interest in such shares and assets. Notwithstanding the foregoing, nothing in this Section 5.6 limits the Board’s ability to take action pursuant to Section 7 in accordance with the terms thereof.

6.	EXERCISE PRICE

6.1

The Exercise Price with respect to each Share to be issued following the exercise of an Option, or any part thereof, shall be determined by the Board in its sole and absolute discretion in accordance with applicable law. Each Grant Notification Letter with respect to Options will contain the Exercise Price determined for each Participant.

6.2

Without derogating from the above and in addition thereto, the Exercise Price with respect to each Share to be issued following the exercise of an Option, or any part thereof, shall be payable upon the exercise of the Option in the following acceptable forms of payment:

(i)

cash, cashier’s check (provided, however, that in case of payment by check, the Option shall not be deemed exercised, and the Company shall not issue the Shares underlying such Option, until the check shall have been fully and irrevocably honored by the bank on which it was drawn) or wire transfer (or any combination of the foregoing);

(ii)

if, and only to the extent approved by the Board, in its sole discretion, exercise of part or all of Vested Options through a “Net Exercise” method so that following the exercise of the Option, the Participant shall be entitled to receive only such number of Shares representing the benefit component in the Options, based on the formula below. For the avoidance of doubt, the Participant will not actually pay the Exercise Price which is used only for calculating the benefit component.

X =	Y(A – B)
A

X = the number of Plan Shares to be issued to the Participant;

Y = the number of exercisable Vested Options that the Participant wishes to exercise;

A = the Fair Market Value, at the date of exercise, of the Shares issuable under the Options covered under Y above;

B = the aggregate Exercise Price of all of the Shares issuable under the Options covered under Y above.

No fractional Shares shall be issued in connection with a Net Exercise hereunder and the number of Plan Shares shall be rounded down to the nearest whole number, but in lieu of such fractional Shares, the Company shall make cash payment therefor upon the basis of the Fair Market Value of such Shares; or

(iii)	at the discretion of the Board, any combination of the methods of payment permitted by any paragraph of this Section 6.2 (or such other method(s) as determined appropriate by the Board).

6.3	The Exercise Price shall be denominated in the currency determined by the Board.

7.	ADJUSTMENTS

Upon the occurrence of any of the following described events, the Participant’s rights with respect to Awards under this Plan (including, for the avoidance of a doubt, with respect to any Sub-Plan) shall be adjusted as hereafter provided:

7.1

In the event of a Transaction, and to the extent allowed by the terms of the Transaction, the Shares with respect to Awards then outstanding under the Plan may be assumed or substituted for an appropriate number of shares or other securities of the Successor Company (or a parent or subsidiary of the Successor Company) as were distributed to the shareholders of the Company in connection with and with respect to the Transaction. In the case of such assumption or substitution of Awards, appropriate adjustments shall be made to the number of Shares subject to the Awards and, if applicable, the Exercise Price of the Options so as to reflect such action and all other terms and conditions of the Grant Notification Letter shall remain unchanged in all material respects, including but not limited to the Vesting Dates, all subject to the determination of the Board, which determination shall be in its sole discretion and final. The Company shall notify the Participant of the Transaction in such form and method as it deems appropriate. In the absence of an assumption or substitution of an outstanding Award as described above, and unless otherwise decided by the Board, such Award (whether vested or not) shall terminate immediately prior to the consummation of a Transaction.

7.2

For the purposes of Section 7.1 above, an Award shall be considered assumed or substituted if, following the Transaction, the Award shall confer the right, subject to such Award’s original Vesting Dates, to purchase or receive, for each Share underlying such Award immediately prior to the Transaction, the consideration (whether shares, options, cash, or other securities or property)

received in the Transaction by the holders of the same class of shares for each Share held on the effective date of the Transaction (and if such holders were offered a choice of consideration, the type of consideration determined appropriate by the Board); provided, however, that, without limiting the foregoing, if such consideration received in the Transaction is not solely shares of common stock (or their equivalent) of the Successor Company or its parent or subsidiary, the Board may, with the consent of the Successor Company, provide for the consideration to be received upon the vesting or settlement of an Award or exercise of the Option to be solely shares of common stock (or their equivalent) of the Successor Company or its parent or subsidiary equal in fair market value to the per Share consideration received by holders of a majority of the outstanding shares in the Transaction; and provided further that the Board may determine, in its discretion, that in lieu of such assumption or substitution of Awards for equity awards of the same type of the Successor Company or its parent or subsidiary or of the acceleration of unvested Awards, such Awards will be substituted for any other type of asset or property including cash which is determined appropriate under the circumstances by the Board and, to the extent any Awards are determined to have no value, such Awards may be cancelled without payment prior to the Transaction. The nature and value of any substituted asset or property will be determined by the Board in its discretion, taking into account, where appropriate, the terms and conditions of the Transaction.

7.3

In the event that as part of the Transaction, the Successor Company (or a parent or a subsidiary of the Successor Company) refuses to assume or substitute any outstanding Awards, or otherwise if resolved by the Board at its discretion, the Vesting Dates defined in the Grant Notification Letters may be accelerated, in whole or in part, if so determined by the Board at its sole discretion. In this event, the Board shall notify each Participant if and to what extent the Board has approved the acceleration of an Award, and as to each Option that has been accelerated, the period of time during which the Vested Option may be exercised by the Participant (the date so determined by the Board shall be referred to herein as the “Cut-Off Date”). The determination as to acceleration of any then unvested Awards and the period in which any Vested Options may be exercised in connection with a Transaction shall be in the sole and absolute discretion of the Board. Any Vested Options shall be fully exercisable until the Cut-Off Date, where any un-Vested or Vested but unexercised Options, including for the avoidance of doubt, any Options for which the Vesting Dates were not accelerated by the Board, shall automatically terminate and no longer be exercisable by the Participant as of the Cut-Off Date.

7.4

Anything herein to the contrary notwithstanding, if as a condition precedent to a Transaction, all Participants are required to sell or exchange their Vested Options and/or any Plan Shares, then each Participant shall be obligated to sell or exchange, as the case may be, any Vested Options and/or Plan Shares such Participant holds, purchased or was issued under this Plan, in accordance with the instructions of the Board, at its sole and absolute discretion, in connection with the Transaction, and on substantially similar terms as shall be determined for the majority of the holders of Shares in the Company, adjusted as determined necessary or appropriate by the Board in its sole and absolute discretion. For the avoidance of doubt, on the Cut-Off Date, any Vested Options not sold or exchanged and any un-Vested Options shall terminate and expire.

7.5

If outstanding Shares shall at any time be changed, exchanged or otherwise affected by declaration of a share dividend (bonus shares), share split or reverse share split, combination or exchange of shares, recapitalization, reclassification, reorganization, restructuring, distribution, merger, consolidation, split-up, spin-off (including, without limitation, the Real-Estate Spin-Off (as defined in the Shareholders Agreement effective as of the date of adoption of the Plan)), liquidation, dissolution or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or any other like event by or of the Company, then the number, class and kind of the Shares (or other securities) subject to the Plan (and any Sub-Plan, if applicable) or subject to any Awards theretofore granted, and the Exercise Prices, may (or, in the case of an Equity Restructuring, shall), in a manner determined appropriate by the Board in its discretion, be appropriately and equitably adjusted; provided, however, that no adjustment shall be required to be made by reason of the distribution of subscription rights (rights offering) on outstanding Shares. Upon the occurrence of any of the foregoing, the class and aggregate number of Shares (or other securities) issuable pursuant to the Plan (as set forth in Section 5 above), in respect of Awards, shall be appropriately adjusted (all as determined by the Board whose determination shall be final).

7.6

The Participant acknowledges that the Participant’s rights to sell the Plan Shares may be subject to certain limitations (including a lock-up period) as may be requested by the Company or its underwriters in their discretion, and the Participant unconditionally agrees and accepts any such limitations as a condition to the issuance of any Plan Shares with respect to Awards hereunder.

7.7

Unless otherwise expressly determined by the Board, in the event that the Company is liquidated or dissolved, whether pursuant to a voluntary or involuntary process, then all outstanding unexercised Vested Options may be exercised in full by the Participants as of the effective date of such liquidation or dissolution of the Company, by the Participant giving notice in writing to the Company of an intention to exercise, paying the Exercise Price of the Vested Options being exercised, and complying with all other conditions of exercise of such Vested Options. The Company will notify the Participants of Vested Options that are not yet exercised of such event, and the applicable Participants shall then have ten (10) days to exercise any unexercised Vested Option held by them at that time, in accordance with the exercise procedure set forth herein. All unvested Options, and Vested Options that remain unexercised at the end of such ten (10) day period, shall immediately expire and terminate.

8.	TERM AND EXERCISE OF OPTIONS

8.1

Vested Options shall be exercised by the Participant by giving written notice (“Exercise Notice”) to the Company and/or to any third party designated by the Company for that purpose, at the Company’s principal executive office and/or any other location designated for that purpose (the “Representative”), in such form and method as may be determined by the Company, which exercise shall be effective, unless stipulated otherwise in this Plan and/or in any applicable Sub-Plan, subject to (a) the receipt of Exercise Notice by the Company and/or the Representative, (b) the payment of the Exercise Price by the Participant (such payment, unless agreed otherwise by the Company, shall accompany the Exercise Notice) at the Company’s or the Representative’s principal office, (c) the payment, or otherwise making of arrangements to the Company’s satisfaction for the payment, of the tax and other obligatory payments applicable to such Participant (including all sums payable arising out of or in connection with the Company’s obligation to deduct tax and other obligatory payments at source) pursuant to applicable law and the provisions of the Plan (provided that the Board may, in its sole discretion, allow a Participant to satisfy the withholding tax obligations arising in connection with the exercise of any Option under the Plan by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the amount required to be withheld (based on the applicable statutory withholding rates in the Participant’s applicable jurisdiction (but in no event greater than the maximum such rate)), determined on the date that the amount of tax to be withheld is determined), and (d) execution of a Deed of Adherence in a form acceptable to the Company to become a party to the Shareholders Agreement (pursuant to which, for the avoidance of doubt, the Participant will waive right of first offer, tag-along rights and pre-emptive rights under the Shareholders Agreement). The Exercise Notice shall specify the number of Vested Options to be exercised, and accordingly, the number of Plan Shares with respect to which the Vested Option(s) is/are being exercised. The Board may, at its sole discretion, determine that as a condition to the exercise of an Option, the Participant deliver to the Company the signed Proxy together with the Exercise Notice.

8.2

Options, to the extent not previously exercised, shall terminate forthwith upon the earliest of: (i) the date set forth in the Grant Notification Letter (and unless otherwise determined in accordance with the provisions of this Plan with respect to any Option(s), such date shall be no more than ten (10) years from the respective Date of Grant); (ii) the expiration of any extended period in any of the events set forth in Section 8.5 below; (iii) the effective date of a Transaction, to the extent not assumed or substituted, as set forth in Section 7.1; or (iv) subject to the provisions of Section 7.8 above, the date upon which the Company becomes subject to a liquidation or dissolution proceeding, whether voluntary or involuntary (unless otherwise determined by the Board). The Grant Notification Letter may include additional events upon which an Option shall expire.

8.3

The Options may be exercised by the Participant in whole at any time or in part from time to time, to the extent that the Options become Vested Options prior to the Expiration Date, and provided that, subject to the provisions of Section 8.5 below, the Participant is employed by or providing services to the Company or any of its Affiliates, at all times during the period beginning on the Date of Grant of the Option and ending upon the date of its exercise; provided that, the Board may provide in the terms of a Grant Notification Letter that a Participant may exercise an Option in whole or in part prior to the Option becoming a Vested Option in exchange for unvested Shares and such unvested Shares acquired upon the exercise of an Option shall be subject to the Repurchase Right and such terms and conditions as the Board shall determine.

8.4

Subject to the provisions of Section 8.5 below, in the event of Termination of Participant’s Employment or Service (as defined below) with or by the Company and/or, where applicable, its Affiliates, all Options granted to such Participant will immediately expire and the Shares underlying such Options shall revert to the Pool immediately upon the actual date of termination of relationship.

For the avoidance of doubt, in case of such Termination of Participant’s Employment or Service, the unvested portion of the Participant’s Option shall not vest and shall not become exercisable and the Participant shall have no claim against the Company and/or its Affiliate that his Options were prevented from continuing to vest as of such Termination of Employment or Service.

8.5

Notwithstanding anything to the contrary in this Section 8 and unless otherwise determined in the Participant’s Grant Notification Letter, an Option may be exercised after the Termination Date (as defined below) during an additional period of time beyond the Termination Date, but only with respect to the number of Vested Options at such Termination Date according to the Vesting Dates, if:

(i)

termination by the Company or one of its Affiliates is without Cause, in which event any Vested Option still in force and unexpired may be exercised within a period of ninety (90) days from the Termination Date;

(ii)

termination is the result of death or Disability (as defined below) of the Participant, in which event any Vested Option still in force and unexpired may be exercised (by the Participant’s legal representative, estate manager or any other Person to whom the Participant’s rights are transferred by will or by laws of descent or distribution, or the Participant, as the case might be), within a period of twelve (12) months from the Termination Date; or

(iii)

prior to the Termination Date, the Board shall have authorized an extension of the terms of all or part of the Vested Options beyond the applicable Termination Date for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable within the limitations set forth under Section 8.2 above (without regard for Section 8.2(ii)).

For the avoidance of doubt, if the termination of employment or service is for Cause, then (i) any outstanding unexercised Options (whether vested or non-vested), will immediately expire and shall revert to the Pool immediately upon the Termination Date, and the Participant shall not have any right in connection with such outstanding Options, and (ii) any and all of such Participant’s Plan Shares shall be subject to the Company’s Repurchase Right, as described below.

9.	RESTRICTED SHARES; OTHER-SHARE BASED AWARDS

9.1

The Board may grant or sell Restricted Shares to any Employee and/or Non-Employee of the Company and/or of any Affiliate. The Committee shall determine the terms and conditions applicable to the Restricted Shares, including any purchase price, transfer restrictions, vesting conditions, and repurchase (or forfeiture) obligations, which shall be set forth in the applicable Grant Notification Letter. The Company may require that any share certificates issued in respect of Restricted Shares be deposited in escrow by the Participant, together with an executed stock transfer form, with the Company (or its designee). The Company may require the Participant to provide an irrevocable power of attorney to the Company or its designated persons as security for the Participant’s obligations pursuant to the Shareholders Agreement and in connection with the Award.

9.2

Participants holding Restricted Shares will be entitled to all dividends paid with respect to such Shares, unless otherwise provided by the Committee in the applicable Grant Notification Letter; provided that, unless otherwise determined by the Committee, all such dividends paid prior to vesting of any Restricted Shares shall only be paid to the Participant to the extent the applicable Restricted Shares vest and are no longer subject to forfeiture. In addition, unless otherwise provided by the Committee, if any dividends are paid in Shares, or consist of a dividend to holders of Shares of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid. Each dividend payment will be made as provided in the applicable Grant Notification Letter, but in no event later than the end of the calendar year in which the dividends are paid to holders of Shares or, if later, the 15th day of the third month following the later of (a) the date the dividends are paid to such holders of Shares, and (b) the date the Shares to which the dividends relate vest and are no longer subject to forfeiture.

9.3

Other Share-Based Awards may be granted hereunder to Participants, including, without limitation, Awards entitling Participants to receive Shares (or payment based on the fair market value of Shares) to be delivered in the future. Such Other Share-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments and/or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Share-Based Awards may be paid in Shares, cash or other property, as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall determine the terms and conditions of each Other Share-Based Award, including any purchase price, transfer restrictions, vesting conditions and repurchase (or forfeiture) obligations, which shall be set forth in the applicable Grant Notification Letter.

9.4

The grant of Restricted Shares or an Other-Share Based Award shall be subject to the Participant’s execution of a Deed of Adherence in a form acceptable to the Company to become a party to the Shareholders Agreement (pursuant to which, for the avoidance of doubt, the Participant will waive right of first offer, tag-along rights and pre-emptive rights under the Shareholders Agreement).

9.5

If a Participant makes an election under Section 83(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), to be taxed with respect to Restricted Shares as of the Date of Grant of the Restricted Shares rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the U.S. Internal Revenue Service along with proof of the timely filing thereof with the U.S. Internal Revenue Service.

9.6

Unless determined by the Committee or otherwise set forth in the Grant Notice Letter, in the event of Termination of Participant’s Employment or Service (as defined below) with or by the Company and/or, where applicable, its Affiliates, all Restricted Shares or Other-Share Based Award that remain unvested will immediately be cancelled and terminated, the Shares underlying such Awards shall revert to the Pool immediately upon the actual date of termination of relationship and the Participant shall have no claim against the Company and/or its Affiliate that such Awards were prevented from continuing to vest as of such Termination of Participant’s Employment or Service.

10.	REPURCHASE RIGHTS

10.1

For the purpose of this Section 10, the Company’s “Repurchase Right” shall be as follows: if a Participant’s employment or service is terminated: (a) for any reason whatsoever, by either the Participant or by the Company (or its Affiliate if applicable), before the second (2nd) Vesting Date as such is indicated in the Participant’s Grant Notification Letter; or (b) by the Company (or its Affiliate if applicable) for Cause, at any time without limitation, then, within one hundred and eighty (180) days following the Termination Date (or, with respect to Plan Shares received upon exercise of an Option, the date of exercise of the applicable Option (if later)) (the “Repurchase Period”), the Company shall have the right, but not the obligation, to repurchase from the Participant or his legal representative, as the case may be, all or part of his Plan Shares. The Repurchase Right shall be in addition to any and all other rights and remedies available to the Company and/or its Affiliate, as applicable. For the avoidance of doubt, if any Award is fully vested as of the Date of Grant, then the “second (2nd) Vesting Date” for purposes of Section 10.1(a) shall mean the second anniversary of the Date of Grant.

The Repurchase Right shall be exercised by the Company by giving the Participant or his legal representative written notice (the “Repurchase Notice”), within the Repurchase Period, of its intention to exercise the Repurchase Right, indicating the number of the Plan Shares to be repurchased and the date on which the repurchase is to be effected, and shall pay the Participant for each such Plan Share being repurchased, other than Plan Shares issued upon the exercise of Approved 102 Options (as defined in the Israeli Sub-Plan to this Plan (as may be amended from time to time)) as set forth below, an amount equal to eighty five percent (85%) of the price per share which applied to the Company’s last external fund raise prior to the date of the Repurchase Notice, provided that if the Company elects to exercise the Repurchase Right in respect of any Plan Share acquired or issued pursuant to the exercise of an Option exercised prior to the Vesting Date stated in the Grant Notification Letter of the relevant Participant and the Repurchase Notice is delivered prior to such Vesting Date, the Company shall only be required to pay to the Participant an amount equal to the Exercise Price paid by such Participant to exercise the relevant Option.

The certificate(s) representing such Plan Shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Company together with a duly endorsed share assignment certificate. Payment shall be made in cash to the Participant’s bank account the details of which shall be delivered in writing by the Participant to the Company prior to the date specified for the repurchase. If no bank details are delivered by the Participant within such time, the Company shall hold the amount payable to the Participant in trust until appropriate payment instructions are received from the Participant.

Concurrently with the exercise of the Repurchase Right, if exercised, the Participant shall no longer have any rights as a holder of such repurchased Plan Shares. Such repurchased Plan Shares shall be deemed to have been repurchased, whether or not the certificate(s) therefor have been delivered. If the Participant fails to deliver such share certificate(s), the Company shall be entitled to take any action as may be necessary to remove the requisite number of Shares registered in the name of the Participant from the books and records of the Company.

In the event that the Company shall be prohibited under any applicable law or any financing agreement or arrangement from repurchasing Plan Shares, the Company may assign the Repurchase Right to any of its Affiliates or a third party such as an employee benefit trust, or, if the same is not permitted under any applicable law or any financing agreement or arrangement, to any or all of the shareholders of the Company (excluding, however, other Participants who became shareholders pursuant solely to Awards) under the same terms and conditions set forth in this Plan. The Company shall inform the Participant in the repurchase notice of the identity of the particular assignee, and the provisions of this Section 10.1 regarding the Company shall apply to such assignee(s), mutatis mutandis.

It is hereby clarified with respect to this Section 10.1 that no Approved 102 Options shall be exercised prior to the obtainment of a Pre-Ruling by the Company.

Without derogating from the aforementioned in the previous paragraph and notwithstanding Section 1(l)(iii) and this Section 10.1, the exercise price for each Plan Share being repurchased with respect to Approved 102 Options shall be as follows: (i) in circumstances of termination by the Company (or its Affiliate if applicable) for Cause, at any time without limitation, as described under subsection (b) of this Section 10.1, the exercise price shall be as set forth above; and (ii) in circumstances of termination for any reason whatsoever other than for Cause, by either the Participant or by the Company (or its Affiliate if applicable), before the second (2nd) Vesting Date as such is indicated in the Participant’s Grant Notification Letter, the exercise price shall be the fair market value of each such Plan Share being repurchased, as such shall be determined by an independent appraiser appointed by the Company.

11.	OTHER TERMS AND CONDITIONS OF AWARDS

11.1	Any form of Grant Notification Letter authorized by this Plan may contain such other provisions as the Board may, from time to time, deem advisable.

11.2

The inability of the Company to obtain authority from any regulatory body, which authority is deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any Plan Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

11.3

Plan Shares shall not be issued pursuant to the exercise of an Option or the terms of any other Award unless the exercise of such Option, the method of payment and the issuance and delivery of such Shares, as applicable, shall comply with applicable laws.

11.4

Anything herein to the contrary notwithstanding, no fractional Shares shall be issued upon the exercise, vesting or settlement of an Award and any such fractions shall be rounded down to the nearest whole number.

11.5

The Awards and any underlying Shares are extraordinary, one-time benefits granted to the Participant and are not and shall not be deemed as salary component for any purpose whatsoever, including in connection with calculating severance, pension, retirement or similar compensation under applicable law.

11.6

Neither the Participant nor any other Person, as the case may be, shall have any claim to be granted any Awards, and there is no obligation by the Company for uniformity of treatment of Participants or their beneficiaries (if applicable). The terms and conditions of the Awards granted under this Plan (and any Sub-Plan) and any of the Board’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

12.	VESTING OF AWARDS

12.1

Subject to the provisions of this Plan and any applicable Sub-Plan (if any), (a) each Option shall vest on the Vesting Dates and with respect to such number of Shares as shall be provided in the Grant Notification Letter, and, unless provided otherwise in the Grant Notification Letter, the Options shall vest over a 5-year period from their Date of Grant, where 20% of such Options shall vest on each anniversary (i.e., after the lapse of twelve (12) months) of the Date of Grant, provided, that, the Participant remains continuously employed by, or in the service of, the Company and/or its Affiliates on each such Vesting Date, and (b) each Award (other than Options) shall vest on the Vesting Dates and with respect to such number of Shares as shall be provided in the Grant Notification Letter, provided, that, the Participant remains continuously employed by, or in the service of, the Company and/or its Affiliates on each such Vesting Date.

For the avoidance of doubt, no Option shall be exercisable after the Expiration Date.

12.2	An Award may be subject to such other terms and conditions on the time or times when it may be exercised, as the Board may deem appropriate. The vesting provisions of individual Award may vary.

12.3

Unless the Board provides otherwise, vesting of Awards shall be suspended during any unpaid leave of absence, other than, in the case of any (a) leave of absence which was pre-approved by the Company (and/or the applicable Affiliate) expressly for the purpose of continuing the vesting of Awards, or (b) transfers between locations of the Company or between the Company or any Affiliate.

13.	ADDITIONAL RESTRICTIONS ON SHARES

Notwithstanding anything to the contrary in the Articles or any applicable law (unless mandatory by law), none of the Participants shall have any right of first offer, tag-along rights or preemptive rights in relation to any sale or other transfer of Shares or any other equity securities in the Company, and any Participant, by participating in this Plan as a Participant, shall be deemed to have waived his said rights with respect to any and all issuances, sales and transfers of Shares or other equity securities of the Company, whether arising under the Shareholders Agreement or otherwise.

14.	DIVIDENDS

With respect to all Plan Shares (but excluding, for the avoidance of any doubt, any unexercised Options) under this Plan (or any Sub-Plan, as applicable) by the Participant and held by the Participant or by the applicable trustee (where relevant), as the case may be, the Participant shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Articles and subject to any applicable taxation on distribution of dividends. However, in case where the Plan Shares are issued to a trustee on behalf of the Participant, then all share dividends and/or bonus shares and/or securities of the Company issued and/or distributed to the Participant with respect to Plan Shares held by the trustee on behalf of a Participant shall be remitted to the trustee, which shall hold the same for the benefit of such Participant until the Plan Shares are released from applicable trust, and such share dividends, bonus shares or securities of the Company shall be subject to the applicable provisions of any applicable law, including with respect to any tax provisions which apply to such shares under the circumstances in which they were issued.

15.	PURCHASE FOR INVESTMENT

Notwithstanding anything to the contrary in this Plan, the Company’s obligation to issue Shares with respect to Awards granted under this Plan is expressly conditioned upon:

(i)	the Company’s completion of any registration, registration exemption or other qualifications of such Shares under all applicable laws, rules and regulations; and

(ii)

representations and undertakings by the Participant (or his legal representative, heir or legatee, in the event of the Participant’s death or Disability) to assure that the sale of the Shares by the Company to the Participant hereunder complies with any registration exemption requirements which the Company in its sole discretion shall deem necessary or advisable.

Such required representations and undertakings may include representations and agreements that such Participant (or his legal representative, heir, or legatee):

(i)	is purchasing such Shares for investment and not with any present intention of selling or otherwise disposing them; and

(ii)

agrees to have placed upon the face and reverse of any certificates evidencing such Shares a legend setting forth (a) any representations and undertakings which such Participant has given to the Company or a reference thereto, and (b) that, prior to effecting any sale or other disposition of any such Shares, the Participant must furnish to the Company an opinion of counsel, satisfactory to the Company, that such sale or disposition will not violate the applicable laws, rules and regulations of the United States, the United Kingdom or any other country having jurisdiction over the Company (and/or its Affiliates, as applicable) and the Participant.

16.	RESTRICTIONS ON ASSIGNABILITY AND SALE

16.1

Other than by will or by laws of descent and distribution or as specifically otherwise allowed herein and/or under any applicable Sub-Plan, no Award or any right with respect thereto, whether fully paid or not, may be assigned, transferred or given as collateral or any right with respect thereto may be given to any third party whatsoever, including to an Affiliate of the Participant, and during the lifetime of the Participant each and all of such Participant’s rights to purchase Shares pursuant to the exercise of Options hereunder shall be exercisable only by the Participant.

16.2	Any such action made in contravention of the preceding clause, made directly or indirectly, for an immediate validation or for a future one, shall be void.

16.3

Unless resolved otherwise by the Board and notwithstanding anything to the contrary in the Articles, no Plan Share issued pursuant to Awards granted to the Participant shall be transferable, other than by will or the laws of descent and distribution, until the closing of an IPO.

16.4

Without derogating from the above and for purpose of clarification, all Shares issued to the Participant (and/or the applicable trustee) with respect to the Plan shall be subject to all other restrictions and limitations contained in the Articles.

17.	EFFECTIVE DATE, DURATION, AMENDMENTS OR TERMINATION OF THIS PLAN

17.1

This Plan shall be effective as of the day it was initially adopted by the Board (i.e., July 27, 2018) and shall terminate at the end of ten (10) years from the day of adoption (the “Plan Termination Date”). For the removal of a doubt, upon the Plan Termination Date, any Sub-Plan thereof shall be automatically expire.

17.2

Without derogating from the requirements relating to the Board in Section 17.3 below, the Company shall, to the extent necessary or appropriate under applicable law, obtain the approval of the Company’s voting shareholders for the adoption of this Plan and/or the applicable Sub-Plan(s) thereto, or for any amendment, alternation, suspension or termination of or to this Plan and/or the applicable Sub-Plan(s) thereto.

17.3	The Board may at any time, subject to the provisions of Section 17.2 above and the applicable laws, amend, alter, suspend or terminate this Plan (and/or any Sub-Plan thereof), provided, however, that

(i)	the Board may not extend the term of this Plan specified in Section 17.1 above; and

(ii)

except as expressly permitted hereunder, no amendment, alteration, suspension or termination of this Plan shall materially and adversely impair the rights of any Participant, unless mutually agreed otherwise by the Participant and the Company, which agreement must be in writing and signed by the Participant and the Company.

Earlier termination of this Plan prior to the Plan Termination Date shall not affect the Board’s ability to exercise the powers granted to it hereunder with respect to Awards granted under this Plan prior to the date of such earlier termination.

18.	GOVERNMENT REGULATIONS

This Plan, the grant and exercise of Awards hereunder and the obligation of the Company to issue and allot Shares underlying Awards, shall be subject to all applicable laws, rules, and regulations, whether of the Republic of Panama, the United States, Israel or the United Kingdom (if applicable) or any other state having jurisdiction over the Company and the applicable Participant, including the registration of the Shares under the applicable securities and/or tax act/s, and to such approvals by any governmental agencies or national securities authorities as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities laws of any jurisdiction.

19.	CONTINUANCE OF EMPLOYMENT OR SERVICES

Neither this Plan, nor any Sub-Plan or Grant Notification Letter with the Participant shall impose any obligation on the Company or an Affiliate thereof, to continue the employment or service of any Participant, and nothing in this Plan, Sub-Plan or in any Award granted pursuant thereto shall confer upon any Participant any right to continue in the employ or service of the Company or an Affiliate thereof or restrict the right of the Company or an Affiliate thereof to terminate such employment or service at any time.

20.	GOVERNING LAW & JURISDICTION

This Plan shall be governed by and construed and enforced in accordance with the laws of England & Wales. The competent courts of England located in London, shall have sole jurisdiction in any matters pertaining to this Plan, the Sub-Plan(s), the Grant Notification Letter and/or any matter related thereto.

21.	TAX CONSEQUENCES

21.1

Any tax consequences arising from the grant, exercise or vesting of any Award, from the payment for Shares covered thereby or from any other event or act hereunder (of the Company and/or its Affiliates, or of the Participant), including without limitation exercise of the Company’s Repurchase Right under Section 10.1 above, shall be borne solely by the Participant.

The Company and/or its Affiliates and any applicable trustee, if and as applicable, shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify on demand the Company and/or its representatives and/or its officers and/or its directors and/or its Affiliates and/or any applicable trustee, if and as applicable, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant.

21.2	The Company shall not be required to issue or release any Share, or Share certificate, to a Participant until all required payments, including tax payments, have been fully made.

22.	NON-EXCLUSIVITY OF THIS PLAN

The adoption of this Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

23.	MULTIPLE AGREEMENTS

The terms of each Award may differ from other Awards granted under this Plan at the same time, or at any other time. The Board may also grant more than one Award to a given Participant during the term of this Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Participant.

24.	RULES PARTICULAR TO SPECIFIC COUNTRIES

Notwithstanding anything herein to the contrary herein, the terms and conditions of this Plan may be adjusted with respect to a particular country by means of a Sub-Plan in the form of an addendum to this Plan in the form of an annex, and to the extent that the terms and conditions set forth in the Sub-Plan conflict with any provisions of this Plan, the provisions of the applicable Sub-Plan shall govern. Terms and conditions set forth in a Sub-Plan shall apply only to Awards issued to Participants under the jurisdiction of the specific country that is subject of the Sub-Plan and shall not apply to Awards issued to any other Participant. The adoption of any such Sub-Plan shall be subject to the approval of the Board, and, if required, the approval of the shareholders of the Company.

*******************